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                                                                   Exhibit 23.14

                      Consent of Industry Analysts, Inc.


     We consent to the use of data provided by us regarding the number of dealer and distributor outlets, both affiliated and unaffiliated, for automated office equipment (as attached) in the Registration Statement (Form S-1; File No. 333-48103), any Registration Statement relating to such Registration Statement under Rule 462 under the Securities Act of 1933, as amended, and any related Prospectus of Global Imaging Systems, Inc. for the Registration of its common stock.


City, State:  Rochester, NY                  Name: Louis E. Slawetsky
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Date: 5/1/98                                 Signature: /s/ Louis E. Slawetsky
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